EXHIBIT Q(2)
SECRETARY CERTIFICATION OF
BOARD OF DIRECTORS ACTION
     I, Gary Pinkston, hereby certify that I am the duly elected and qualified Secretary of TXF Funds, Inc. (the “Company”), and that as such I am authorized to execute and deliver this Certificate on behalf of the Company, and further certify as follows:
     (i) The following resolution is a true and correct copy of a resolution that was duly and unanimously adopted at a meeting of the Board of Directors of the Company duly called and held on January 27, 2009 at which a quorum was present and participating throughout.
     (ii) The following resolution has not since been amended.
APPROVAL OF POWER OF ATTORNEY
RESOLVED, that the Power of Attorney in the form presented at this Meeting, authorizing Keith D. Geary to execute and sign all amendments and supplements to the Corporation’s Registration Statement on behalf of the Corporation’s Directors and principal officers be, and hereby is approved by the Board of Directors.
     The undersigned has executed this Certificate as Secretary of the Company on this 28th day of January, 2009.

/s/ Gary Pinkston

Gary Pinkston Secretary

     I, Keith D. Geary, an officer of TXF Funds, Inc. (the “Company”), hereby certify that Gary Pinkston is, on and as of this 28th day of January, 2009, a duly elected and qualified Secretary of the Company, and is duly authorized and empowered to execute the foregoing Certificate, and his signature thereon is genuine.

/s/ Keith D. Geary

Keith D. Geary, President